News Release: IMMEDIATE RELEASE

For further information contact:

Susan Matthews	317.590.3202

Conference Call, 1:00 PM, EDT, March 14, 2008	866.297.6391
Confirmation # 21038272

Replay available at http://www.irwinfinancial.com/investors/index_ir.htm

IRWIN FINANCIAL CORPORATION ANNOUNCES
FILING OF 10-K AND UPDATE OF FOURTH QUARTER RESULTS

  Net Losses in Fourth Quarter of $26 Million and in 2007 of $55 Million
    Book Value of $15.22 Per Share, 2% Lower Than Previously Announced Results
  First Quarter Outlook Updated to Reflect Anticipated Modest Loss Due to Weak Economic Conditions

(Columbus, IN, March 14, 2008) Irwin Financial Corporation (NYSE:IFC), a bank holding company focusing on small business and consumer mortgage lending, today announced it was updating previously announced fourth quarter results in connection with the filing of its Annual Report on Form 10-K for 2007. The revisions were the result of a decision to increase the Allowance for Loan and Lease Losses (ALLL) at December 31, 2007, in line with refined estimates of the losses inherent in the loan portfolio on that date. Reflecting this increase in reserves, the Corporation's net loss was $26 million in the fourth quarter and $55 million for the year 2007. With this change, the Corporation's shareholders' book value per share was $15.22 at December 31, 2007.

"After observing environmental conditions this year, the credit risk in our balance sheet as of year end is clearer now than it was in January when we first announced our results," said Will Miller, Chairman and CEO. "While preparing the 10-K, we have had time to reflect on and refine our loan loss estimates to account for the extraordinary market conditions our industry was experiencing at year-end. We believe these additions, which were the only revisions we made to 2007 results since our January announcement, enhance our loss reserve estimates and better account for the heightened uncertainty in the current environment."

The Corporation's Allowance for Loan and Lease Losses (ALLL) and ratios of ALLL to portfolio loans and non-performing loans are shown in the table below.
$ Millions	Commercial Banking	Commercial Finance	Home Equity	Total Including Other Portfolios
Allowance for Loan and Lease Loss at 12/31/07	$ 35.1	$ 17.8	$ 91.7	$ 144.9

ALLL:Loans Held for Investment	1.19%	1.38%	6.29%	2.54%
ALLL:Non-Performing Loans	130%	200%	228%	190%

"Our strong capital positions at both the Corporation and Irwin Union Bank and Trust, which ended the year at 12.6 percent and 12.5 percent risk weighted capital respectively, are not fundamentally altered by this update," Miller continued. "Further, this revision has no immediate impact on our good liquidity. As a reminder, substantially all of our home equity loans are permanently funded through the use of securitization financings, which means these loans are not subject to margin calls or refinancing risk.

"In the first two months of this year, general market conditions have continued to deteriorate and certain credit metrics in our portfolios have worsened. I am pleased, however, to report that we have seen a small decline in thirty-day and greater delinquencies in our home equity portfolio since December, as we would expect on a seasonal basis. We expect the first quarter to show a modest loss from operations, which would certainly be an improvement from the last two quarters of 2007. Reflecting this outlook, we expect that capital levels at both the Corporation and the Bank will remain strong as of March 31, 2008. I continue to believe that we will return to profitability later in the year," Miller concluded.

The Corporation will host a conference call to review results on Friday, March 14, at 1:00 p.m. EDT. Will Miller, Chairman & CEO, Greg Ehlinger, CFO, and Jody Littrell, Controller, of Irwin Financial Corporation, will be the speakers on the call. The toll-free number for the call is (866) 297-6391; please tell the operator you would like to join the Irwin Financial call, confirmation # 21038272. A replay of the call will be available on the Irwin Financial Corporation website at http://www.irwinfinancial.com/investors/index_ir.htm.

The Corporation's Annual Report on Form 10-K for the Year Ended December 31, 2007, which has been filed with the Securities and Exchange Commission, can be found on the Corporation's website at http://www.irwinfinancial.com/investors/index_ir.htm. Shareholders may receive a hard copy of the Corporation's complete audited financial statements free of charge by making a written request to Sue Elliott, Finance Department, Irwin Financial Corporation, 500 Washington Street, Columbus, IN 47201.

About Irwin Financial

Irwin® Financial Corporation (http://www.irwinfinancial.com) is a bank holding company with a history tracing to 1871. The Corporation, through its principal lines of business, provides a broad range of financial services to small businesses and consumers in selected markets in the United States and Canada.

About Forward-Looking Statements

This press release contains forward-looking statements that are based on management's beliefs, assumptions, projections and expectations, including: the effects of our decision to increase the allowance for loan and lease losses, statements about our expected first quarter performance and capital levels, our earnings outlook, and any other statements that are not historical facts. These statements involve inherent risks and uncertainties that are difficult to predict and are not guarantees of future performance. Words that convey or imply our beliefs, views, expectations, assumptions, estimates, forecasts, outlook and projections or similar language, or that indicate events we believe could, would, should, may or will occur (or might not occur) or are likely (or unlikely) to occur, and similar expressions, are intended to identify forward-looking statements.

We qualify any forward-looking statements entirely by these cautionary factors.

Actual future results may differ materially from what is projected due to a variety of factors including: potential changes in direction, volatility and relative movement (basis risk) of interest rates, which may affect consumer demand for our products and the management and success of our interest rate risk management strategies; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force; the relative profitability of our lending and deposit operations; the valuation and management of our portfolios, including the use of external and internal modeling assumptions we embed in the valuation of those portfolios and short-term swings in the valuation of such portfolios; borrowers' refinancing opportunities, which may affect the prepayment assumptions used in our valuation estimates and which may affect loan demand; unanticipated deterioration in the credit quality or collectability of our loan and lease assets, including deterioration resulting from the effects of natural disasters or general economic conditions; unanticipated deterioration or changes in estimates of the carrying value of our other assets, including securities; difficulties in delivering products to the secondary market as planned; difficulties in expanding our business and obtaining funding sources as needed; competition from other financial service providers for experienced managers as well as for customers; changes in the value of our lines of business, subsidiaries, or companies in which we invest; changes in variable compensation plans related to the performance and valuation of lines of business where we tie compensation systems to line of business performance; unanticipated outcomes in litigation; legislative or regulatory changes, including changes in laws, rules or regulations that affect tax, consumer or commercial lending, corporate governance and disclosure requirements, regulatory capital, and other laws or regulations affecting the rights and responsibilities of our Corporation, bank or thrift; regulatory actions that impact our Corporation, bank or thrift, including the memorandum of understanding entered into as of March 1, 2007, between our subsidiary bank and the Federal Reserve Bank of Chicago; changes in the interpretation of regulatory capital or other rules; the availability of resources to address changes in laws, rules or regulations or to respond to regulatory actions; changes in applicable accounting policies or principles or their application to our businesses or final audit adjustments, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; the effects of general economic conditions, including fluctuations in housing prices; the final disposition of our remaining assets and obligations of our discontinued mortgage banking segment, including the possibility that repurchase demands by third parties could exceed our current estimates; or governmental changes in monetary or fiscal policies. We undertake no obligation to update publicly any of these statements in light of future events, except as required in subsequent reports we file with the Securities and Exchange Commission.

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